                    AMERICAN GENERAL LIFE INSURANCE COMPANY

                            SECRETARY'S CERTIFICATE

I, Julie Cotton Hearne, being the duly elected Vice President and Secretary of AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas insurance corporation (the "Company"), do hereby certify that by virtue of my office, I have custody of the original records of the Company, and that at a meeting of the Board of Directors of the Company on September 25, 2019, the resolutions attached hereto as Exhibit A, were duly adopted, and have not been amended, modified, superseded or revised as of the date hereof.

IN WITNESS WHEREOF, I have hereunto subscribed my name on behalf of said Company this 21/st/ day of October, 2019.


                                                  /s/ Julie Cotton Hearne
                                                  ------------------------------
                                                  Julie Cotton Hearne
                                                  Vice President and Secretary
                                                  American General Life
                                                  Insurance Company

                                   EXHIBIT A

                                  Resolutions

                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                                (the "Company")

                   RESOLUTIONS REGARDING APPROVAL OF MERGERS
                             OF SEPARATE ACCOUNTS

WHEREAS, from time to time, the Company has established separate accounts in connection with the variable insurance contracts issued by the Company (the "Separate Accounts"), and as a result, there a number of separate accounts on its books of the Company; and

WHEREAS, management deems it in the best interest of the Company to merge and/or reorganize certain variable separate accounts, the result of which mergers or reorganizations would, among other things, reduce costs, duplications and inefficiencies associated with maintaining multiple Separate Accounts, each with its own recordkeeping, auditing and reporting requirements; and

WHEREAS, management has identified certain Separate Accounts and proposes to merge or reorganize, such accounts as set forth on the attached Exhibit A.

NOW, THEREFORE, BE IT RESOLVED THAT, the Board does hereby approve and authorized the merger, combination or reorganization of any and/or all of the Company's Separate Accounts that support variable insurance products issued by the Company, as any officer of the Company shall deem necessary or appropriate for the efficient administration of the Separate Accounts; and be it

FURTHER RESOLVED, that the appropriate officers of the Company be and they each hereby are authorized and instructed to take any and all actions necessary to effect the merger and reorganization transactions contemplated by resolutions, including but not limited to, the filing of any registration statement and amendments thereto with the Securities and Exchange Commission, the execution of and filing of any applications for exemption or approval, the execution of any and all required underwriting agreements, state regulatory filings, Blue Sky filings, policy filings, and to execute any and all other documents that may be required by any Federal, state or local regulatory agency in order to operate the separate account.

FURTHER RESOLVED, that all prior resolutions and authorizations of the Board of the Company with respect to the surviving separate accounts remain in full force and effect.

FURTHER RESOLVED, that all lawful actions heretofore taken by any officer, employee or authorized representative of the Company in connection with the subject matter of these resolutions be, and they hereby are, ratified and approved in all respects.

                                   EXHIBIT A

                               Chart of Mergers

                           SEPARATE ACCOUNT MERGERS

   List of Current Variable Separate
           Accounts Proposed                 Surviving Separate Accounts
       for Merger/Reorganization             Post Merger/Reorganization
   ---------------------------------    -------------------------------------
     Variable Annuity Account One             Variable Separate Account
     Variable Annuity Account Two
     Variable Annuity Account Four

         AG Separate Account A                   Separate Account D
          Separate Account A
         Separate Account VA-1
         Separate Account VA-2

         Separate Account VUL              Variable Separate Account VL-R
          Separate Account II
       Separate Account VUL - 2